UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2025

REPAY HOLDINGS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38531	98-1496050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Peachtree Road NW Suite 1100
Atlanta, Georgia		30305
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 404 504-7472

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2025, Timothy J. Murphy notified Repay Holdings Corporation (the “Company”) of his decision to resign as Chief Financial Officer of the Company, effective May 15, 2025. Mr. Murphy’s resignation is for personal reasons and is not the result of any dispute or disagreement with the Company or its Board of Directors, including any matters relating to the Company’s operations, polices, accounting practices or financial reporting.

The Company intends to conduct an executive search for a new Chief Financial Officer. In the interim, Thomas E. Sullivan has been appointed to serve as the Company’s Interim Chief Financial Officer, effective upon Mr. Murphy’s departure. Mr. Sullivan, age 39, joined the Company in November 2018 and has served as the Company’s Chief Accounting Officer since September 2021. From November 2018 to September 2021, Mr. Sullivan served as the Company’s Vice President, Corporate Controller. Prior to joining the Company, from September 2014 to November 2018, Mr. Sullivan served as Vice President and Corporate Controller of GreenSky.

On April 25, 2025, the Company issued a press release announcing Mr. Murphy’s departure. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Dated: April 25, 2025	By:	/s/ Tyler B. Dempsey
Tyler B. Dempsey
General Counsel